IntelGenx and RedHill Biopharma Announce Signing of Definitive
Agreement for Commercialization of RIZAPORT™ with
Grupo Juste for Spain and Additional Potential Territories

Saint-Laurent, Canada – July 5, 2016 – IntelGenx Corp., (TSXV: IGX) (OTCQX: IGXT), and RedHill Biopharma Ltd. (NASDAQ: RDHL) (TASE: RDHL), today announced the signing of the definitive agreement with Grupo Juste S.A.Q.F. for the commercialization of RIZAPORT™, a unique oral thin film for the treatment of acute migraines, in the country of Spain. All commercial manufacturing of RIZAPORTTM will take place at IntelGenx’ new state-of-the-art manufacturing facility in Canada. Full details of the financial terms of the agreement were not disclosed.

Grupo Juste is a prominent private Spanish company with over 90 years of experience in the research, development and commercialization of proprietary pharmaceutical products, including migraine and other central nervous system (CNS) drugs, in Europe, Latin America and other territories.

According to the definitive agreement, Grupo Juste has obtained exclusive rights to register, promote and distribute RIZAPORTTM in Spain. In exchange, IntelGenx and RedHill will receive upfront and milestone payments, together with a share of the net sales of RIZAPORTTM. Commercial launch in Spain is estimated to take place in the second half of 2017. The initial term of the definitive agreement shall be for ten years from the date of first commercial sale of the product and shall automatically renew for one additional two-year term. The agreement will give Grupo Juste the right to market the product in the territory of Spain, with the right of first refusal for a predefined term for certain Latin American and Middle East countries.

“We are most excited to be partnering with Grupo Juste as we believe it will bring patients in Spain and additional potential countries suffering with migraines an innovative solution using our VersaFilmTM technology,” said Dr. Horst G. Zerbe, President and CEO of IntelGenx. “We view this as a significant achievement for IntelGenx and RedHill as this is the first commercial agreement of what we expect to be many opportunities in the future for RIZAPORTTM. This will be the first commercial product manufactured in our new state-of-the-art manufacturing facility. IntelGenx and RedHill are actively pursuing several opportunities to bring RIZAPORTTM to new markets.”

Inés Juste, President of Grupo Juste added: “We are extremely satisfied to announce the planned arrival of this new formulation of a leading treatment for migraine. Our partners, IntelGenx and RedHill possess a deep knowledge in the pharmaceutical industry including strong leadership in innovative formulations that improve the compliance and the administration pattern of gold standard drugs. This agreement for commercialization should allow Grupo Juste to bring this new effective treatment to migraine patients in Spain and potentially some Latin American and Middle East countries and to reinforce its presence in Neurology.”

About RIZAPORT™:

RIZAPORT™ is a proprietary oral thin film formulation of rizatriptan benzoate, a 5-HT1 receptor agonist and the active drug in Merck & Co.’s Maxalt®. RIZAPORT™ 5mg and 10mg was approved for marketing in Germany in October 2015, under the European Decentralized Procedure. A New Drug Application for RIZAPORT™ was also filed with the U.S. FDA in 2013 and a CRL was received in 2014. Rizatriptan is considered one of the most effective oral triptans, a class of molecules that constricts blood vessels in the brain to relieve swelling and other migraine symptoms. The worldwide annual sales of triptans were estimated to have exceeded $870 million in 20141. RIZAPORT™ is based on IntelGenx's proprietary “VersaFilm™” technology. It dissolves rapidly and releases its active ingredient in the mouth, leading to efficient absorption of the drug through the gastrointestinal tract. The administration method of the RIZAPORT™ oral thin film, which does not require the patient to swallow a pill or consume water, along with its pleasant flavor, presents a potentially attractive therapeutic alternative for many migraine patients, including those who suffer from migraine-related nausea, estimated to be approximately 80% of the total migraine patient population.

About Grupo Juste S.A.Q.F.:
Grupo JUSTE is a Spanish corporate group with more than 90 years’ experience in research, development and distribution of drugs and active pharmaceutical ingredients. Its activity is aimed at improving the quality of life of patients, with the Central Nervous System therapies as one of its main areas of expertise since 1990 and a core strategic focus for the group.

Grupo JUSTE has two areas of activity: the Pharmaceutical Division, with broad experience in Central Nervous System, Radiology, Gynaecology and Primary Care; and Justesa Imagen, a fine-chemicals company committed to the research, development and production of active pharmaceutical ingredients, with substantial expertise in contrast media. The group has a significant presence in all the major world markets, directly or through partnerships with leading pharmaceutical companies. For more information, please visit: www.grupojuste.com.

About RedHill Biopharma Ltd.:
RedHill Biopharma Ltd. (NASDAQ/TASE: RDHL) is a biopharmaceutical company headquartered in Israel, primarily focused on the development and commercialization of late clinical-stage, proprietary, orally-administered, small molecule drugs for the treatment of inflammatory and gastrointestinal diseases and cancer. RedHill’s current pipeline of proprietary products includes: (i) RHB-105 - an oral combination therapy for the treatment of Helicobacter pylori infection with successful results from a first Phase III study; (ii) RHB-104 - an oral combination therapy for the treatment of Crohn's disease with an ongoing first Phase III study and an ongoing proof-of-concept Phase IIa study for multiple sclerosis; (iii) BEKINDA™ (RHB-102) - a once-daily oral pill formulation of ondansetron with an ongoing Phase III study in the U.S. for acute gastroenteritis and gastritis and an ongoing Phase II study for IBS-D; (iv) RHB-106 - an encapsulated bowel preparation licensed to Salix Pharmaceuticals, Ltd.; (v) YELIVA™ (ABC294640) – a Phase II-stage, orally-administered, first-in-class SK2 selective inhibitor targeting multiple oncology, inflammatory and gastrointestinal indications; (vi) MESUPRON® - a Phase II-stage first-in-class uPA inhibitor, administered by oral capsule, targeting gastrointestinal and other solid tumors; (vii) RP101 - currently subject to an option-to-acquire by RedHill, RP101 is a Phase II-stage first-in-class Hsp27 inhibitor, administered by oral tablet, targeting pancreatic and other gastrointestinal cancers; (viii) RIZAPORT™ (RHB-103) - an oral thin film formulation of rizatriptan for acute migraines, with a U.S. NDA currently under discussion with the FDA and marketing authorization received in Germany in October 2015; and (ix) RHB-101 - a once-daily oral pill formulation of the cardio drug carvedilol.

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2 EvaluatePharma 2013 WW annual sales report.

About IntelGenx:
IntelGenx is a leading drug delivery company focused on the development of innovative products based on its proprietary oral drug delivery technologies.

Established in 2003, the Montreal-based company, listed on the TSX-V and OTC-QX, develops innovative oral drug delivery solutions based on its proprietary platform technologies, VersaFilmTM, VersaTabTM and AdVersaTM.

IntelGenx has developed a broad and diverse product portfolio addressing unmet market needs and offering lifecycle management opportunities. Forfivo XLTM, launched in 2012, is the first and only FDA approved once-daily bupropion HCl 450mg dose in a single tablet for the treatment of major depressive disorder.

IntelGenx highly skilled team provides comprehensive pharmaceuticals services to pharmaceutical partners, including R&D, clinical monitoring, IP protection, analytical method development and regulatory services. IntelGenx state-of-the art manufacturing facility, established for the VersaFilmTM technology platform, supports lab-scale to pilot and commercial-scale production, offering full service capabilities to our clients. More information is available about the company at: www.intelgenx.com.

Forward Looking Statements:
This document may contain forward-looking information about IntelGenx' operating results and business prospects that involve substantial risks and uncertainties. Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, but are not limited to, statements about IntelGenx' plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words "may," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "could," "would," and similar expressions. All forward looking statements are expressly qualified in their entirety by this cautionary statement. Because these forward-looking statements are subject to a number of risks and uncertainties, IntelGenx' actual results could differ materially from those expressed or implied by these forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading "Risk Factors" in IntelGenx' annual report on Form 10-K, filed with the United States Securities and Exchange Commission and available at www.sec.gov, and also filed with Canadian securities regulatory authorities and www.sedar.com. IntelGenx assumes no obligation to update any such forward-looking statements.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange), nor the OTCQX accepts responsibility for the adequacy or accuracy of this release.

Source: IntelGenx Technologies Corp.

For more information, please contact:

Edward Miller
Director, IR and Corporate Communications
IntelGenx Corp.
T: +1 514-331-7440 (ext. 217)
edward@intelgenx.com